Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of Rockies Region 2006 Limited Partnership (this “Partnership”) and have been adjusted to give effect to the divestiture of its Piceance Basin oil and gas properties (the “Divestiture”). The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Divestiture as if it had occurred on March 31, 2013. The unaudited pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 and the three month periods ended March 31, 2013 and 2012 give effect to the Divestiture as if it had occurred on January 1, 2011. The unaudited pro forma condensed information has been prepared using estimates based on preliminary amounts and is subject to customary adjustments.

The unaudited pro forma condensed information should be read in conjunction with this Partnership's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 15, 2013 with the U.S. Securities and Exchange Commission (the “SEC”), and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 9, 2013 with the SEC.

The results of operations for the three month periods ended March 31, 2013 and 2012 included in this Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 give effect to the Divestiture as discontinued operations. Therefore, no pro forma adjustments have been reflected in the condensed statements of operations for the three month periods ended March 31, 2013 and 2012.

The pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 include the following adjustments:

•	Natural gas, NGL and crude oil sales have been adjusted downward to reflect the reduction in revenue related to assets being divested; and

•
Natural gas, NGL and crude oil production costs, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted downward to reflect the costs and expenses associated with the assets being divested.

The pro forma condensed balance sheet as of March 31, 2013 includes the following adjustments:

•	The sales price, net of selling fees and other preliminary adjustments, is reflected in cash and cash equivalents;

•	The adjustments to assets and liabilities held for sale, other current assets and current liabilities reflect a reduction in the value of the assets and related liabilities being divested; and

•	The net loss on these transactions is reflected as an adjustment to partners' equity.

ROCKIES REGION 2006 LIMITED PARTNERSHIP
Pro Forma Condensed Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2013			2012
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$635,756	$—	$635,756	$791,819	$—	$791,819
Commodity price risk management gain, net	(300,503)	—	(300,503)	928,938	—	928,938
Total revenues	335,253	—	335,253	1,720,757	—	1,720,757

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	253,068	—	253,068	266,157	—	266,157
Direct costs - general and administrative	54,935	—	54,935	37,560	—	37,560
Depreciation, depletion and amortization	435,918	—	435,918	472,000	—	472,000
Accretion of asset retirement obligations	15,754	—	15,754	14,690	—	14,690
Total operating costs and expenses	759,675	—	759,675	790,407	—	790,407

Net income (loss) from continuing operations	$(424,422)	$—	$(424,422)	$930,350	$—	$930,350

Net income (loss) allocated to partners	$(424,422)	$—	$(424,422)	$930,350	$—	$930,350
Less: Managing General Partner interest in net income (loss)	(157,036)	—	(157,036)	344,230	—	344,230
Net income (loss) allocated to Investor Partners	$(267,386)	$—	$(267,386)	$586,120	$—	$586,120

Net income (loss) per Investor Partner unit	$(59)		$(59)	$130		$130

Investor Partner units outstanding	4,497.03		4,497.03	4,497.03		4,497.03

ROCKIES REGION 2006 LIMITED PARTNERSHIP
Pro Forma Condensed Consolidated Statements of Operations
(unaudited)

	Year Ended December 31,
	2012			2011
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$4,128,970	$(1,434,390)	$2,694,580	$6,300,752	$(2,589,714)	$3,711,038
Commodity price risk management gain, net	657,892	—	657,892	2,466,855	—	2,466,855
Total revenues	4,786,862	(1,434,390)	3,352,472	8,767,607	(2,589,714)	6,177,893

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	2,467,239	(1,568,036)	899,203	3,080,932	(2,007,279)	1,073,653
Direct costs - general and administrative	203,789	—	203,789	219,784	—	219,784
Depreciation, depletion and amortization	3,125,736	(1,231,729)	1,894,007	2,969,780	(1,113,241)	1,856,539
Accretion of asset retirement obligations	77,986	(17,652)	60,334	54,046	(16,622)	37,424
Total operating costs and expenses	5,874,750	(2,817,417)	3,057,333	6,324,542	(3,137,142)	3,187,400

Income (loss) from continuing operations	$(1,087,888)	$1,383,027	$295,139	$2,443,065	$547,428	$2,990,493

Interest income	—	—	—	3,352	—	3,352

Net income (loss) from continuing operations	$(1,087,888)	$1,383,027	$295,139	$2,446,417	$547,428	$2,993,845

Net income (loss) allocated to partners	$(1,087,888)	$1,383,027	$295,139	$2,446,417	$547,428	$2,993,845
Less: Managing General Partner interest in net income (loss)	(402,519)	511,720	109,201	905,174	202,549	1,107,723
Net income (loss) allocated to Investor Partners	$(685,369)	$871,307	$185,938	$1,541,243	$344,879	$1,886,122

Net income (loss) per Investor Partner unit	$(152)		$41	$343		$419

Investor Partner units outstanding	4,497.03		4,497.03	4,497.03		4,497.03

ROCKIES REGION 2006 LIMITED PARTNERSHIP
Pro Forma Condensed Balance Sheet
(unaudited)

	March 31, 2013
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$352,724	$8,071,592	$8,424,316
Other current assets	2,549,157	(1,454,443)	1,094,714
Total current assets	2,901,881	6,617,149	9,519,030
Properties and equipment, net	15,970,919	—	15,970,919
Assets held for sale	7,886,315	(7,886,315)	—
Other assets	115,255	—	115,255
Total Assets	$26,874,370	$(1,269,166)	$25,605,204

Liabilities and Shareholders' Equity
Liabilities
Current liabilities	$1,042,709	$(797,984)	$244,725
Asset retirement obligations	975,506	—	975,506
Liabilities held for sale	310,524	(310,524)	—
Total liabilities	2,328,739	(1,108,508)	1,220,231

Commitments and contingent liabilities

Partners' equity:
Managing General Partner	4,145,870	(59,444)	4,086,426
Limited Partners - 4,971.03 units issued and outstanding	20,399,761	(101,214)	20,298,547
Total Partners' equity	24,545,631	(160,658)	24,384,973
Total Liabilities and Equity	$26,874,370	$(1,269,166)	$25,605,204